Exhibit 99.1

Vistra Energy Announces Early Results of Cash

Tender Offer for Senior Notes

IRVING, Texas, June 20, 2019 — Vistra Energy Corp. (NYSE: VST) (“Vistra Energy”) announced today the results to date of its previously announced cash tender offers (the “Tender Offers”) for any and all of its outstanding 7.375% Senior Notes due 2022 (the “2022 Notes”) and up to $760,000,000 aggregate principal amount of its 7.625% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Existing Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 6, 2019 (the “Offer to Purchase”).

According to information received from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, as of 5:00 p.m., New York City time, on June 19, 2019 (the “Early Tender Date”), Vistra Energy had received valid tenders from holders of the Existing Notes that were not validly withdrawn as set forth in the table below.

Title of Existing Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount Tender Cap	Aggregate Principal Amount of Existing Notes Anticipated to be Accepted for Purchase	Tender Offer Consideration (1)	Early Tender Premium (1)	Total Consideration (1)(2)
7.375% Senior Notes due 2022	26817RAN8	$479,403,000	N/A	$173,692,000	$1,009.00	$30.00	$1,039.00
7.625% Senior Notes due 2024	26817RAP3	$1,147,075,000	$760,000,000	$671,503,000	$1,025.00	$30.00	$1,055.00

(1)	Per $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for purchase by Vistra Energy.
(2)

Includes the Early Tender Premium (as defined in the Offer to Purchase) for Existing Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by Vistra Energy.

The 2022 Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Date will be accepted for purchase without proration. Subject to the satisfaction or waiver of all remaining applicable conditions to the Tender Offers described in the Offer to Purchase having been either satisfied or waived by Vistra Energy, Vistra Energy intends to accept for purchase all tendered 2022 Notes. Because the aggregate principal amount of the 2024 Notes tendered at or prior to the Early Tender Date would result in a 2024 Notes Maximum Tender Amount (as defined in the Offer to Purchase) that is less than $760,000,000, the 2024 Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Date (the “Tendered 2024 Notes”) will be accepted for purchase without proration. Subject to the satisfaction or waiver of all remaining applicable conditions to the Tender Offers described in the Offer to Purchase having been either satisfied or waived by Vistra Energy, Vistra Energy intends to accept for purchase all of the Tendered 2024 Notes.

Vistra Energy—Press Release

June 20, 2019, Page 2

The 2022 Notes and the Tendered 2024 Notes will be purchased on the “Early Settlement Date,” which is currently expected to occur on June 21, 2019. The applicable Financing Condition (as defined in the Offer to Purchase) with respect to each Tender Offer is expected to be satisfied on June 21, 2019, upon the closing of Vistra Energy’s previously announced offering of $1,300,000,000 in aggregate principal amount of 5.00% Senior Notes due 2027.

Full details of the terms and conditions of the Tender Offers are described in the Offer to Purchase and the accompanying Letter of Transmittal, which were sent by Vistra Energy to holders of the Existing Notes. Holders of the Existing Notes are encouraged to read these documents as they contain important information regarding the Tender Offers.

In addition, on June 6, 2019, the Company issued a conditional notice of redemption for all outstanding 2022 Notes that are not accepted for purchase in the applicable Tender Offer (the “2022 Notes Conditional Redemption Notice”) and a conditional notice of redemption for a portion of the 2024 Notes up to an aggregate principal amount (the “Available Redemption Amount”) that, when taken together with such aggregate principal amount of Tendered 2024 Notes, is equal to, but not in excess of, the 2024 Notes Maximum Tender Amount (the “2024 Notes Conditional Redemption Notice”). The 2022 Note Conditional Redemption Notice is conditioned upon, among other things, the satisfaction of the applicable Financing Condition, and provides that if the conditions to the Tender Offers are satisfied but less than all of the outstanding 2022 Notes are purchased in the applicable Tender Offer, the Company will redeem, under and pursuant to the indenture governing the 2022 Notes, all outstanding 2022 Notes (the “2022 Notes Redemption”). The 2024 Notes Conditional Redemption Notice is conditioned upon, among other things, the satisfaction of the applicable Financing Condition, and will provide that if the conditions to the Tender Offers are satisfied, the Company will redeem, under and pursuant to the indenture governing the 2024 Notes, certain outstanding 2024 Notes up to the Available Redemption Amount (the “2024 Notes Redemption” and, together with the 2022 Notes Redemption, the “Redemptions”). If the conditions to the Redemptions are satisfied, we expect that the Redemptions would occur on or about July 8, 2019 (the “Redemption Date”) at the then-applicable redemption price of 103.688% of the principal amount of notes redeemed (excluding accrued and unpaid interest, if any, to but excluding the Redemption Date) for the 2022 Notes and at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium (as defined in the indenture governing the 2024 Notes) as of the Redemption Date, and accrued and unpaid interest, if any, to but excluding the Redemption Date for the 2024 Notes. In the event that the conditions specified in the 2022 Notes Conditional Redemption Notice and the 2024 Notes Conditional Redemption Notice are not satisfied, the 2022 Notes Redemption and the 2024 Notes Redemption, respectively, will not occur.

Vistra Energy has retained Goldman Sachs & Co. LLC to act as the Lead Dealer Manager for the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the Depositary and Information Agent for the Tender Offers. Questions or requests for assistance regarding the terms of the Tender Offers should be directed to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attn: Liability Management Desk, (800) 828-3182. Requests for the Offer to Purchase and other documents relating to the Tender Offers may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

Vistra Energy—Press Release

June 20, 2019, Page 3

None of Vistra Energy, its board of directors or officers, the Lead Dealer Manager, the Depositary and Information Agent, or the Trustee or any of their respective affiliates is making any recommendation as to whether holders should tender any Existing Notes in response to the Tender Offers. Holders must make their own decision as to whether to tender their Existing Notes, and if so, the principal amount of Existing Notes as to which action is to be taken.

The Tender Offers are only being made by, and pursuant to, the Offer to Purchase and the accompanying Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Existing Notes in the Tender Offers. The Tender Offers are not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Vistra Energy by the Lead Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities issued in connection with any notes offering, nor shall there be any sale of the securities issued in such an offering in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers of any such securities will be made in the United States only by means of a private offering memorandum pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

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Meranda Cohn

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Molly Sorg

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About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 5,275 employees. Vistra’s retail brands serve approximately 2.8 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 40,500 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including (without limitation) such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies; (iv) with respect to the proposed Crius Energy acquisition, (x) the ability of the parties to obtain all required approvals, (y) the parties ability to otherwise successfully consummate the transaction, and (z) Vistra Energy’s ability to successfully integrate the Crius Energy business as currently projected; and

Vistra Energy—Press Release

June 20, 2019, Page 4

(v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.